Lender To Lender Financing, Inc.
27322 23 Mile Road, Suite 5
Chesterfield, Michigan 48051
Phone: (586) 598-1634

Servicing Agreement
Service Agreement dated as of _______________________ is made between Lender to Lender Financing, Inc. dba Lender Financing with offices at 27322 23 Mile Rd. Suite 5, Chesterfield, Michigan 48051 and ___________________________________________, a _________________________ Corporation, Partnership, LLC or a Sole Proprietorship located at _______________________________________________________________ City, State, and Zip Code___________________________________________________.

Definitions:
Cost: Includes all cost outside of normal internal collection cost. Any Money paid to outside vendors, state or local agencies to assist in collections as well as lawyer fees that are charged to Lender Financing.
Fraud: Any and all statements that are not accurate in writing or verbal.
Collections: All net monies received from customers to servicer with respect to the accounts of selling dealer.
Receivable: Refers to all contracts that are executed with a customer and sent to Lender Financing for funding and or servicing.
Net: Refers to monies collected after bad or nsf checks or money orders, and or expenses for collections and or legal fees as well as Lender Financing Collection Fees.

Agreement:
Receivable Acceptance: Any and all of the contracts that are submitted from a dealer must be correct and the seller will be responsible for accuracy of the contracts and any accompanying paperwork that is required by the state of domicile and or any other regulatory agency.
Advance: The seller may receive a pre determined amount of money and accept that money as payment for the sales contract that is given to Lender Financing. This will be a loan on future payments of automotive sales contracts submitted to Lender Financing.
Payment Center:
I understand that Lender Financing is a payment center that will fund on contracts and will assist in collections. I also understand that the dealership is solely and totally responsible for the sales and the financing of each and every contract.

Lender Financing: Lender Financing will have and may exercise all rights and remedies to collect all monies owed to Lender Financing.
Lease Sales Tax: Sales tax on the down payment shall be submitted to Lender Financing with each deal submitted.
All other taxes: The dealer is responsible for all other taxes other than monthly sales tax for leases which will be deducted from the payment each month by Lender Financing.
Selling Off of Accounts: With the consent of the selling dealer. Lender Financing will have the option to sell off accounts that have been assigned to Lender Financing. The proceeds from the initial sale will be split after all cost and expenses 80% to the dealer’s pool and 20% to Lender Financing.

Legal: After a reasonable time trying to collect and or repossesses the vehicle without success the account will be turned over to legal collections. Once the vehicle is turned over to legal the proceeds will be split 65% to the dealer and 35% to Lender Financing after all cost, legal or otherwise.
Repossession of Vehicle: Once the vehicle is repossessed and sold at auction the proceeds will be split after repossession and representation cost are recovered, 80% for the selling dealer and 20% to Lender Financing.
After Repossession: All net monies collected will be split 65% for the selling dealer and 35% to Lender Financing.
Duties of the Selling Dealer: The selling dealer represents that all documents and statements made in any transaction are true and correct. In the event there is any misrepresentation (fraud), the selling dealer is held responsible and will be in violation of this contract if not corrected within 7 days.
Acceptance of contracts/receivables: Lender Financing will from time to time inspect contracts delivered from the selling dealer. If Lender Financing does not feel the deal is as represented, Lender Financing may reject the receivable submitted. If inaccuracies are missed in the initial inspection of the paperwork the selling dealer is responsible for all errors and liabilities related to the contracts and paperwork. Lender Financing will also have the right to accept of reject any and all contracts.
Account status: Will be in three categories, Acceptable accounts that are on time. In Question will be up to 5 days late on payments and Collection Account which will be 6 days late or beyond.

Distribution of Funds Collected: All monies received as payments toward qualifying receivables will be applied as follows:
First Lease Sales Tax Paid (if applicable)
Second: 20% to Lender Financing
Third: To reimburse servicer for all collection cost.
Forth: Balance of the payments to repay advances and the excess money to the dealership.
Indemnities: The selling dealer will hold harmless the servicer from any and all cost claims and liabilities arising out of or resulting from collections of contracts and or repossession. Lender Financing will be responsible for collections. In the event of gross negligence related to collecting and/or repossession ordered by Lender Financing, Lender Financing will take full responsibility.
Confidentiality: Any authorized selling dealer must keep all materials and information to themselves and under no circumstances give any information to anyone without express written consent from Lender Financing. Without written consent from Lender Financing the selling dealer will be in violation of the servicing agreement.
Violation of Contract/Servicing Agreement: Any violation of the service contract will result in loss of any additional revenues earned through Lender Financing. The selling dealer will be required to pay Lender Financing all cost plus 20% servicing fees of the entire accounts receivable, plus the gross advance balance.
Merger or consolidation: Any merger or consolidation will succeed to the business of the servicer and shall be the successor to this agreement.

Resignation as Servicer: Lender Financing may resign at any time without reason or cause and must give a 15 day written notice. The selling dealer must pay Lender Financing all cost and advances plus 20% servicing fee on the entire accounts receivable balance within 15 days of termination.
Termination by Dealer: If the selling dealer wants to terminate this agreement and discontinue doing business with Lender Financing the dealer may do so by notifying Lender Financing in writing. If the selling dealer would like their account receivables, the selling dealer may do so by paying Lender Financing all related advances, 20% of all accounts receivables, plus any cost related to collections. If the selling dealer would like Lender Financing to complete collections the selling dealer will receive net collections of 80% and Lender Financing will receive 20% until after repossessions.
Set Off: Lender Financing may at any time apply costs to the account/ accounts of the selling dealer that resulted from collections. In the event accounts are not kept current Lender Financing may pool all of the accounts.
Pooling of Accounts: Lender Financing will pool all accounts. When the profits are above the gross funded and all expenses are paid, the dealership will receive their monies accordingly.
Collections: All monies shall pass through Lender Financing. If a payment is made at the dealership the entire amount of that and all payments shall be paid to Lender Financing. In no way will Lender Financing recognize any payment until the payment is in the hands of Lender Financing.
Delegation of Duties: Lender Financing may at its discretion hire outside assistance to assist in collections and or repossessions.
Complete Agreement: This agreement is the complete agreement and supersedes any and all prior agreements oral or written. This agreement may not be altered without the written consent of both parties.
This agreement is agreed and accepted on only when both parties have signed this agreement. The parties hereto have duly executed this Agreement effective as of the date first set forth. Each of the parties acknowledge that they have thoroughly read and understand this agreement and that they have been advised of their right to consult with and have consulted with an attorney, or knowingly and voluntarily wave such right, and have chosen to execute this
Agreement.
By signing this agreement the parties have caused this agreement to be executed by their respective officers as of the day and year these agreements are signed.
Dealership: __________________________ Date: _________________________
Signed By: _________________________ Print: __________________________
Title: ______________________________
Lender To Lender Financing, Inc.
Signed By: ________________________________ Date: ________________________
Title: _____________________________________ Print Name: ___________________